EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Limited Brands, Inc. of our report dated February 27, 2003 relating to the financial statements, which appears in the Limited Brands' 2002 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended February 1, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Columbus, Ohio
May 20, 2003